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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


       We consent to the reference to our firm under the captions "eXegenics Selected Financial Data" and "Experts" and to the use of our report dated March 4, 2002, included in the Proxy Statement of eXegenics, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of eXegenics, Inc. for the registration of 64,798,420 shares of its common stock.

ERNST & YOUNG LLP

Dallas, Texas
October 25, 2002